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EXHIBIT 11

                STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                            Quarter Ended            Nine Months Ended
                                                       ----------------------     ----------------------
                                                        09/27/96     09/29/95      09/27/96     09/29/95
                                                       ----------   ----------    ----------   ----------
PRIMARY (a)
Earnings (loss)
   Income before extraordinary item                      $39,500      ($6,981)     $102,949      ($4,040)
   Extraordinary gain on sale of lease assets,
     net of income taxes of $8,200                                                    9,535
                                                       ----------   ----------    ----------   ----------
   Net income (loss)                                      39,500       (6,981)      112,484       (4,040)
   Preferred dividend requirement                                      (3,018)                    (9,056)
                                                       ----------   ----------    ----------   ----------
   Income (loss) applicable to common shares             $39,500      ($9,999)     $112,484     ($13,096)
                                                       ==========   ==========    ==========   ==========

Shares
   Weighted average common shares outstanding             60,231       52,854        55,774       52,694
   Dilutive effect of outstanding options
     and warrants (as determined under
     the treasury stock method)                              849                        562
                                                       ----------   ----------    ----------   ----------
   Weighted average common shares
     and equivalents                                      61,080       52,854        56,336       52,694
                                                       ==========   ==========    ==========   ==========

Earnings (loss) per common share:
   Income (loss) before extraordinary item                  0.65        (0.19)         1.83        (0.25)
   extraordinary gain, net                                                             0.17
                                                       ----------   ----------    ----------   ----------
                                                           $0.65       ($0.19)        $2.00       ($0.25)
                                                       ==========   ==========    ==========   ==========

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

                                                            Quarter Ended            Nine Months Ended
                                                       ----------------------     ----------------------
                                                        09/27/96     09/29/95      09/27/96     09/29/95
                                                       ----------   ----------    ----------   ----------
FULLY DILUTED
Earnings (loss)
   Income before extraordinary item                      $39,500      ($6,981)     $102,949      ($4,040)
   Adjustment for interest and amortization
     of debt issue costs on 7% Convertible
     Debentures, net of estimated tax effects                216                      5,329
   Adjustment for interest and amortization
     of debt issue costs on 8% Convertible
     Debentures, net of estimated tax effects              2,450        2,480         7,350        7,439
                                                       ----------   ----------    ----------   ----------
   Income before extraordinary item                       42,166       (4,501)      115,628        3,399
   Extraordinary gain on sale of lease assets,
     net of income taxes of $8,200                                                    9,535
                                                       ----------   ----------    ----------   ----------
   Net income (loss), as adjusted                        $42,166      ($4,501)     $125,163       $3,399
                                                       ==========   ==========    ==========   ==========

Shares
   Weighted average common shares outstanding             60,231       52,854        55,774       52,694
   Dilutive effect of outstanding options
     and warrants (as determined under
     the treasury stock method)                              932          227           984          184
   Adjustment for shares issuable upon assumed
     conversion of $3.50 Convertible
     Exchangeable Preferred Stock                                       7,340                      7,340
   Adjustment for shares issuable upon assumed
     conversion of 7% and Convertible Debentures             609                      5,000
   Adjustment for shares issuable upon assumed
     conversion of 8% and Convertible Debentures           4,131        4,132         4,132        4,132
                                                       ----------   ----------    ----------   ----------
   Weighted average common shares
     and equivalents, as adjusted                         65,903       64,553        65,890       64,350
                                                       ==========   ==========    ==========   ==========

Earnings (loss) per common share:
   Income (loss) before extraordinary item                  0.64        (0.07)         1.75         0.05
   extraordinary gain, net                                                             0.15
                                                       ----------   ----------    ----------   ----------
                                                            0.64        (0.07)(b)      1.90 (a)     0.05   (b)
                                                       ==========   ==========    ==========   ==========

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
                                                             QUARTER ENDED             NINE MONTHS ENDED
                                                       ------------------------------------------------------
                                                        09/27/96     09/29/95      09/27/96     09/29/95
                                                       ----------   ----------    ----------   ----------
SUPPLEMENTARY (c)
Earnings
   Income before extraordinary item                      $39,500                   $102,949
   Adjustment for interest and amortization
     of debt issue costs on 7% Convertible
     Debentures, net of estimated tax effects                216                      5,329
                                                       ----------                 ----------
   Income before extraordinary item                       39,716                    108,278
   Extraordinary gain on sale of lease assets,
     net of income taxes of $8,200                                                    9,535
                                                       ----------                 ----------
   Net income, as adjusted                               $39,716                   $117,813
                                                       ==========                 ==========

Shares
   Weighted average common shares outstanding             60,231                     55,774
   Dilutive effect of outstanding options
     and warrants (as determined under
     the treasury stock method)                              849                        561
   Adjustment for shares issuable assuming the
     conversion of 7% Convertible Debentures
     occurred at the beginning of the period                 609                      5,000
                                                       ----------                 ----------
   Weighted average common shares
     and equivalents, as adjusted                         61,689                     61,335
                                                       ==========                 ==========

Earnings per common share:
   Income before extraordinary item                        $0.64                      $1.77
   Extraordinary gain, net                                                             0.15
                                                       ----------   ----------    ----------   ----------
                                                           $0.64        N/A           $1.92        N/A
                                                       ==========   ==========    ==========   ==========

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.

(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

(c) On June 12, 1996, Storage Technology Corporation called for the redemption on July 12, 1996, of all its outstanding 7% Convertible Subordinated Debentures Due 2008. Substantially all of the 7% Convertible Subordinated Debentures were converted into common stock on or before July 12, 1996. The supplemental earnings per share amounts reflect the primary earnings per share amounts as if the conversion had occurred at the beginning of the period.